Exhibit 99.1

TTEC Announces Third Quarter 2024

Financial Results

Third Quarter 2024

Revenue was $529.4 Million, down 12.2 Percent

Operating Income of $12.9 Million or 2.4 Percent of Revenue

(Operating Income of $34.1 Million or 6.4 Percent of Revenue Non-GAAP)

Net Loss of $19.0 Million or negative 3.6 Percent of Revenue

(Net Income of $5.4 Million or 1.0 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $50.3 Million or 9.5 Percent of Revenue

Fully Diluted Net Loss Per Share of $0.40 (Net Income Per Share of $0.11 Non-GAAP)

DENVER, November 6, 2024 – TTEC Holdings, Inc. (NASDAQ:TTEC), a leading global CX (customer experience) technology and services innovator for AI-enabled CX with solutions from TTEC Engage and TTEC Digital, announced today financial results for the third quarter ended September 30, 2024.

“We remain focused on executing our diversification strategies, enhancing our portfolio of AI-enabled CX solutions and our operational agility, while working to strengthen our financial performance,” commented Ken Tuchman, chief executive officer of TTEC. “The industry dynamics and macroeconomic environment continue to create headwinds as select clients delay decision-making and/or focus on near-term cost savings.”

“While taking more time than expected, we are prudently working through various challenges during this transitional year. We are executing against our top strategic priorities alongside taking the necessary profit improvement actions to strengthen our balance sheet and return the company to long-term revenue growth and increased profitability,” Tuchman concluded.

THIRD QUARTER 2024 FINANCIAL HIGHLIGHTS

Revenue

•	Third quarter 2024 GAAP revenue decreased 12.2 percent to $529.4 million compared to $603.0 million in the prior year.

•	Foreign exchange had a $0.5 million negative impact on revenue in the third quarter of 2024.

Income (Loss) from Operations

•	Third quarter 2024 GAAP income from operations was $12.9 million, or 2.4 percent of revenue, compared to income from operations of $25.4 million, or 4.2 percent of revenue, in the prior year.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $34.1 million, or 6.4 percent of revenue, compared to $47.3 million, or 7.8 percent, for the prior year.

•	Foreign exchange had a $2.6 million positive impact on Non-GAAP income from operations in the third quarter of 2024.

Adjusted EBITDA

•	Third quarter 2024 Non-GAAP Adjusted EBITDA was $50.3 million, or 9.5 percent of revenue, compared to $63.9 million, or 10.6 percent of revenue, in the prior year.

Net Income (Loss)

•	Third quarter 2024 GAAP net loss was $19.0 million, or negative 3.6 percent of revenue, compared to net income of $1.8 million, or 0.3 percent of revenue, in the prior year.

•	Non-GAAP net income was $5.4 million, or 1.0 percent of revenue, compared to Non-GAAP net income of $22.9 million, or 3.8 percent of revenue, in the prior year.

Net Income (Loss) Per Share

•	Third quarter 2024 GAAP fully diluted net loss per share was $0.40 compared to net income per share of $0.04 in the prior year.

•	Non-GAAP fully diluted net income per share was $0.11 compared to Non-GAAP net income per share of $0.48 in the prior year.

CASH FLOW AND BALANCE SHEET

•	Cash flow from operations in the third quarter of 2024 was a negative $91.4 million compared to a negative $31.7 million for the third quarter of 2023.

•	Free cash flow in the third quarter of 2024 was a negative $100.2 million compared to a negative $53.5 million in the prior year. The decline was primarily related to the impact of the accounts receivable factoring facility discontinuation in the quarter. This discontinuation negatively impacted our cash flow from operations by $81.8 million for the three months ended September 30, 2024 and $101.2 million for the nine months ended September 30, 2024. Excluding the factoring facility impact, free cash flow in the third quarter of 2024 was negative $18.4 million. The year-over-year improvement reflects improved working capital conversion and lower capital expenditures, partially offset by lower profitability.

•	Capital expenditures in the third quarter of 2024 were $8.8 million compared to $21.8 million for the third quarter of 2023.

•	As of September 30, 2024, TTEC had cash and cash equivalents of $96.9 million and debt of $1,028.4 million, resulting in a net debt position of $931.5 million. This compares to a net debt position of $815.7 million for the same period in 2023. The increase in net debt is also primarily explained by the discontinuation of the accounts receivable factoring facility.

•	As of September 30, 2024, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $140 million compared to $215 million for the same period in 2023.

•	On November 4, 2024, the Board of Directors of the Company suspended the Company’s semi-annual cash dividend as part of its ongoing shift to prioritize debt reduction associated with strategic acquisitions and other investments in the business. The Board expects to review the dividend suspension in the future to determine, in light of facts and circumstances at that time, whether and when to reinstate a semi-annual cash dividend.

SALE OF MATERIAL ASSET NOT USED IN OPERATIONS

On November 5, 2024, the Company closed the transaction of a real estate asset held for sale in Englewood, Colorado for $45.5 million dollars, subject to customary adjustments. Prior to the COVID pandemic, the building was used as the Company’s principal place of business. The Company intends to use the proceeds from the sale to reduce its outstanding balance under the revolving line of credit.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for TTEC Digital and TTEC Engage business segments. Financial highlights for the two business segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Third quarter 2024 GAAP revenue for TTEC Digital decreased 13.2 percent to $115.7 million from $133.3 million for the year ago period. Income from operations was $7.5 million, or 6.5 percent of revenue, compared to income from operations of $11.9 million, or 8.9 percent of revenue, in the prior year. The year-over-year reduction primarily relates to a large one-time on premise sale in the prior year period. Excluding on premise sales, TTEC Digital’s professional services and recurring revenue together increased by 5.9 percent year over year in the third quarter.

•	Non-GAAP income from operations was $14.4 million, or 12.5 percent of revenue, compared to Non-GAAP income from operations of $19.4 million, or 14.5 percent of revenue, in the prior year.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud mitigation services

•	Third quarter 2024 GAAP revenue for TTEC Engage decreased 11.9 percent to $413.8 million from $469.7 million for the year ago period. Income from operations was $5.4 million, or 1.3 percent of revenue, compared to income from operations of $13.5 million, or 2.9 percent of revenue, in the prior year.

•	Non-GAAP income from operations was $19.7 million, or 4.8 percent of revenue, compared to Non-GAAP income from operations of $27.9 million, or 5.9 percent of revenue, in the prior year.

•	Foreign exchange had a $0.6 million negative impact on revenue and $2.6 million positive impact on income from operations.

BUSINESS OUTLOOK

“We are achieving many of the key objectives that we set forth during this transitional year,” commented Kenny Wagers, chief financial officer of TTEC. “In TTEC Digital, we are diversifying our CX technology partnerships and broadening our expertise and capabilities across Contact Center, CRM, AI and analytics solutions. In TTEC Engage, we are launching new client programs across our expanded geographic footprint, working through the previously mentioned headwinds, and executing upon our profit optimization initiatives.

Wagers continued, “At the company level, we are re-iterating full year 2024 guidance near the lower end of the range that we provided last quarter. At the segment level, the appropriate contribution adjustments were made to reflect our third-quarter actual results and updated fourth-quarter forecasts. As we prepare to transition into 2025, we remain focused on our strategic priorities and resolute in our ability to return TTEC to long-term organic growth and increased profitability.”

TTEC Full Year 2024 Outlook

	Full Year 2024 Guidance	Full Year 2024 Mid-Point
Revenue	$2,210M — $2,260M	$2,235	M
Non-GAAP adjusted EBITDA	$201M — $217M	$209	M
Non-GAAP adjusted EBITDA margins	9.1% — 9.6%	9.3%
Non-GAAP operating income	$134M — $150M	$142	M
Non-GAAP operating income margins	6.1% — 6.6%	6.3%
Interest expense, net	($82M) — ($84M)	$(83	)M
Non-GAAP adjusted tax rate	40% — 46%	43%
Diluted share count	47.6M — 47.8M	47.7	M
Non-GAAP earnings per a share	$0.64 — $0.83	$0.73

Engage Full Year 2024 Outlook

	Full Year 2024 Guidance	Full Year 2024 Mid-Point
Revenue	$1,737M — $1,767M	$1,752	M
Non-GAAP adjusted EBITDA	$137M — $147M	$142	M
Non-GAAP adjusted EBITDA margins	7.9% — 8.3%	8.1%
Non-GAAP operating income	$81M — $91M	$86	M
Non-GAAP operating income margins	4.7% — 5.2%	4.9%

Digital Full Year 2024 Outlook

	Full Year 2024 Guidance	Full Year 2024 Mid-Point
Revenue	$473M — $493M	$483	M
Non-GAAP adjusted EBITDA	$63M — $69M	$66	M
Non-GAAP adjusted EBITDA margins	13.4% — 14.1%	13.8%
Non-GAAP operating income	$52M — $58M	$55	M
Non-GAAP operating income margins	11.1% — 11.8%	11.5%

The Company has not quantitatively reconciled its guidance for Non-GAAP operating income, Non-GAAP operating income margins, Non-GAAP adjusted EBITDA, Non-GAAP adjusted EBITDA margins, Non-GAAP adjusted tax rate, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including restructuring and impairment charges, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income, operating income margins, EBITDA margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2024 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

EARNINGS WEBCAST/CONFERENCE CALL

The Company will host a live webcast and conference call at 8:30 a.m. ET on Thursday, November 7, 2024. You are invited to join a live webcast of the conference call by visiting the "Investors Relations" section of the TTEC website at www.ttec.com. If you are unable to participate during the live webcast, a replay will be available on the TTEC website.

ABOUT TTEC

TTEC (pronounced T-TEC) Holdings, Inc. (NASDAQ:TTEC) is a leading global CX (customer experience) technology and services innovator for AI-enabled digital CX solutions. Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next-gen digital technology, the Company's TTEC Digital business designs, builds, and operates omnichannel contact center technology, CRM, AI and analytics solutions. The Company's TTEC Engage business delivers AI-enabled customer engagement, customer acquisition and growth, tech support, back office, and fraud prevention services. Founded in 1982, the Company's singular obsession with CX excellence has earned it leading client, customer, and employee satisfaction scores across the globe. The Company's employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com.

FORWARD-LOOKING STATEMENTS

This Earnings Press Release and related oral statements contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to our operations, expected financial position, results of operations, reiteration of the Company’s full year 2024 guidance near the lower end of the ranges provided in the third quarter of 2024, effective tax rate, cash flow, leverage, liquidity, business strategy, profit improvement actions, increased profitability, competitive position, strategic priorities, organic growth, demand for our services in international operations, acquisition opportunities and impact of acquisitions, capital allocation and dividends, growth opportunities, spending, capital expenditures and investments, competition and market forecasts, industry trends, our human capital resources, and other business, operational and financial matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance.

In this Release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “reiterate,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements. Unless otherwise indicated or except where the context otherwise requires, the terms “TTEC,” “the Company,” “we,” “us” and “our” and other similar terms in this report refer to TTEC Holdings, Inc. and its subsidiaries. We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that could affect our business and may cause such differences as noted above and as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent filings or furnishings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.

Our forward-looking statements speak only as of the date that this Release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct or the timing thereof.”

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TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue	$529,427	$602,956	$1,640,150	$1,836,636

Operating Expenses:
Cost of services	415,226	479,699	1,286,934	1,427,063
Selling, general and administrative	71,580	66,781	219,881	216,129
Depreciation and amortization	24,042	25,595	74,258	76,368
Restructuring charges, net	1,002	1,369	6,346	4,896
Impairment losses	4,688	4,124	241,544	11,083
Total operating expenses	516,538	577,568	1,828,963	1,735,539

(Loss) / Income From Operations	12,889	25,388	(188,813)	101,097

Other income (expense), net	(22,462)	(18,298)	(60,573)	(55,309)

(Loss) / Income Before Income Taxes	(9,573)	7,090	(249,386)	45,788

Provision for income taxes	(9,395)	(5,294)	(65,850)	(19,318)

Net (Loss) / Income	(18,968)	1,796	(315,236)	26,470

Net (loss) / income attributable to noncontrolling interest	(2,154)	(3,326)	(7,730)	(8,142)

Net (Loss) / Income Attributable to TTEC Stockholders	$(21,122)	$(1,530)	$(322,966)	$18,328

Net (Loss) / Income Per Share

Basic	$(0.40)	$0.04	$(6.63)	$0.56

Diluted	$(0.40)	$0.04	$(6.62)	$0.56

Net (Loss) / Income Per Share Attributable to TTEC Stockholders

Basic	$(0.44)	$(0.03)	$(6.79)	$0.39

Diluted	$(0.44)	$(0.03)	$(6.78)	$0.39

(Loss) / Income From Operations Margin	2.4%	4.2%	(11.5)%	5.5%
Net (Loss) / Income Margin	(3.6)%	0.3%	(19.2)%	1.4%
Net (Loss) / Income Attributable to TTEC Stockholders Margin	(4.0)%	(0.3)%	(19.7)%	1.0%
Effective Tax Rate	(98.1)%	74.7%	(26.4)%	42.2%

Weighted Average Shares Outstanding
Basic	47,723	47,415	47,573	47,305
Diluted	47,860	47,488	47,618	47,417

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue:
TTEC Digital	$115,669	$133,252	$344,068	$367,764
TTEC Engage	413,758	469,704	1,296,082	1,468,872
Total	$529,427	$602,956	$1,640,150	$1,836,636

(Loss) / Income From Operations
TTEC Digital	$7,474	$11,925	$16,770	$19,864
TTEC Engage	5,415	13,463	(205,583)	81,233
Total	$12,889	$25,388	$(188,813)	$101,097

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$96,929	$172,747
Accounts receivable, net	430,092	394,868
Prepaids and other current assets	105,355	95,064
Income and other tax receivables	20,690	18,524
Total current assets	653,066	681,203

Property and equipment, net	146,358	191,003
Assets Held for Sale	29,640	-
Operating lease assets	100,263	121,574
Goodwill	575,096	808,988
Other intangibles assets, net	173,227	198,433
Income and other tax receivables, long-term	34,469	44,673
Other assets	114,171	139,724

Total assets	$1,826,290	$2,185,598

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$82,259	$96,577
Accrued employee compensation and benefits	121,255	146,184
Deferred revenue	70,834	81,171
Current operating lease liabilities	35,217	38,271
Other current liabilities	29,085	40,824
Total current liabilities	338,650	403,027

Long-term liabilities:
Line of credit	1,025,000	995,000
Non-current operating lease liabilities	79,909	96,809
Other long-term liabilities	87,597	75,220
Total long-term liabilities	1,192,506	1,167,029

Equity:
Common stock	477	474
Additional paid in capital	416,813	407,415
Treasury stock	(584,904)	(589,807)
Accumulated other comprehensive income (loss)	(99,697)	(89,876)
Retained earnings	544,616	870,429
Noncontrolling interest	17,829	16,907
Total equity	295,134	615,542

Total liabilities and equity	$1,826,290	$2,185,598

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(315,236)	$26,470
Adjustment to reconcile net (loss) income to net cash provided by operating activities :
Depreciation and amortization	74,258	76,368
Amortization of contract acquisition costs	1,363	1,596
Amortization of debt issuance costs	1,578	801
Imputed interest expense and fair value adjustments to contingent consideration	(1,496)	6,864
Provision for credit losses	2,744	1,677
Loss on disposal of assets	1,778	1,176
Impairment losses	241,544	11,083
Loss on dissolution of subsidiary	-	301
Deferred income taxes	38,922	(12,288)
Excess tax benefit from equity-based awards	3,921	1,807
Equity-based compensation expense	15,249	16,410
Loss / (gain) on foreign currency derivatives	244	552
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(37,497)	34,995
Prepaids and other assets	(12,959)	(1,620)
Accounts payable and accrued expenses	(49,122)	(8,453)
Deferred revenue and other liabilities	(23,023)	(44,508)
Net cash provided by operating activities	(57,732)	113,231

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	146	246
Purchases of property, plant and equipment	(36,465)	(54,722)
Net cash used in investing activities	(36,319)	(54,476)

Cash flows from financing activities:
Net proceeds from / (repayments of) line of credit	30,000	4,000
Payments on other debt	(1,873)	(1,929)
Payments of contingent consideration and hold back payments to acquisitions		(37,676)
Dividends paid to shareholders	(2,847)	(24,572)
Payments to noncontrolling interest	(6,908)	(8,407)
Tax payments related to the issuance of restricted stock units	(945)	(2,938)
Payments of debt issuance costs	(2,635)	-
Net cash used in financing activities	14,792	(71,522)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	2,283	3,889

(Decrease) in cash, cash equivalents and restricted cash	(76,976)	(8,878)
Cash, cash equivalents and restricted cash, beginning of period	173,905	167,064
Cash, cash equivalents and restricted cash, end of period	$96,929	$158,186

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue	$529,427	$602,956	$1,640,150	$1,836,636

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Net (Loss) / Income from Operations	$12,889	$25,388	$(188,813)	$101,097
Restructuring charges, net	1,002	1,369	6,346	4,896
Impairment losses	4,688	4,124	241,544	11,083
Cybersecurity incident related impact, net of insurance recovery	-	-	-	(3,210)
Grant income for pandemic relief	-	-	-	40
Property costs not related to operations	424	744	2,329	744
Change in acquisition related obligation	-	-	-	483
Liability related to notifications triggered by labor scheme (1)	2,563	-	(187)	-
Equity-based compensation expenses	4,333	6,608	15,249	16,410
Amortization of purchased intangibles	8,169	9,073	25,053	27,083

Non-GAAP Income from Operations	$34,068	$47,306	$101,521	$158,626

Non-GAAP Income from Operations Margin	6.4%	7.8%	6.2%	8.6%

Depreciation and amortization	15,873	16,183	48,152	48,946
Changes in acquisition contingent consideration	(449)	102	(1,496)	6,864
Change in escrow balance related to acquisition	-	-	-	625
Loss on dissolution of subsidiary	-	-	-	301
Foreign SS Tax Recovery	-	-	(853)	-
Foreign VAT receivable writeoff	-	-	770	-
Foreign exchange loss / (gain), net	1,825	(373)	2,381	839
Other Income (expense), net	(1,041)	687	953	(2,232)

Adjusted EBITDA	$50,276	$63,905	$151,428	$213,969

Adjusted EBITDA Margin	9.5%	10.6%	9.2%	11.7%

Reconciliation of Non-GAAP EPS:

Net (Loss) Income	$(18,968)	$1,796	$(315,236)	$26,470
Add: Asset impairment and restructuring charges	5,690	5,493	247,890	15,979
Add: Equity-based compensation expenses	4,333	6,608	15,249	16,410
Add: Amortization of purchased intangibles	8,169	9,073	25,053	27,083
Add: Cybersecurity incident related impact, net of insurance recovery	-	-	-	(3,210)
Add: Grant income for pandemic relief	-	-	-	40
Add: Change in acquisition related obligation	-	-	-	483
Add: Property costs not related to operations	424	744	2,329	744
Add: Liability related to notifications triggered by labor scheme	2,563	-	(187)	-
Add: Foreign SS Tax Recovery	-	-	(853)	-
Add: Foreign VAT receivable writeoff	-	-	770	-
Add: Changes in acquisition contingent consideration	(449)	102	(1,496)	6,864
Add: Changes in escrow balance related to acquisition	-	-	-	625
Add: Loss on dissolution of subsidiary	-	-	-	301
Add: Foreign exchange loss / (gain), net	1,825	(373)	2,381	839
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	1,810	(590)	48,752	(6,974)

Non-GAAP Net Income	$5,397	$22,853	$24,652	$85,654

Diluted shares outstanding	47,860	47,488	47,618	47,417

Non-GAAP EPS	$0.11	$0.48	$0.52	$1.81

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net (loss) / income	$(18,968)	$1,321	$(315,236)	$26,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,042	25,256	74,258	76,368
Other	(96,451)	(58,295)	183,246	10,393
Net cash provided by operating activities	(91,377)	(31,718)	(57,732)	113,231

Less - Total Cash Capital Expenditures	8,783	21,768	36,465	54,722

Free Cash Flow	$(100,160)	$(53,486)	$(94,197)	$58,509

(1) -  For further information, please see discussion in the Risk Factors section of the 2023 Form 10-K filed on February 29, 2024.

TTEC HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(unaudited)

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :

	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q3 24	Q3 23	Q3 24	Q3 23	YTD 24	YTD 23	YTD 24	YTD 23
Income / (Loss) from Operations	$5,414	$13,463	$7,474	$11,925	$(205,585)	$81,233	$16,771	$19,864
Restructuring charges, net	202	634	801	735	5,697	2,427	650	2,469
Impairment losses	4,255	4,124	433	-	238,600	8,229	2,944	2,854
Cybersecurity incident related impact, net of insurance recovery		-	-	-		(3,210)	-	-
Grant income for pandemic relief		-	-	-		40	-	-
Property costs not related to operations	424	744	-	-	2,329	744	-	-
Change in acquisition related obligation	-	-	-	-		-	-	483
Liability related to notifications triggered by labor scheme	2,563	-	-	-	(187)	-	-	-
Equity-based compensation expenses	2,701	4,327	1,632	2,281	9,748	10,599	5,501	5,811
Amortization of purchased intangibles	4,098	4,649	4,071	4,424	12,306	13,951	12,747	13,132

Non-GAAP Income from Operations	$19,657	$27,941	$14,411	$19,365	$62,908	$114,013	$38,613	$44,613

Depreciation and amortization	12,958	13,807	2,915	2,377	39,849	41,695	8,303	7,252
Changes in acquisition contingent consideration	(449)	102		-	(1,496)	6,864	-	-
Change in escrow balance related to acquisition		-		-	-	625	-	-
Loss on dissolution of subsidiary	-	-		-	-	301	-	-
Foreign VAT receivable writeoff	-	-		-	770	-	-
Foreign SS Tax Recovery	-	-		-	(853)	-
Foreign exchange loss / (gain), net	1,725	(297)	100	(76)	2,518	815	(138)	24
Other Income (expense), net	(944)	578	(97)	108	833	(2,332)	121	99

Adjusted EBITDA	$32,947	$42,131	$17,329	$21,774	$104,529	$161,981	$46,899	$51,988